A Phase 1b/2 Study Of Batiraxcept (AVB-S6-500) In Combination With Cabozantinib In Patients With Advanced Or Metastatic Clear Cell Renal Cell Carcinoma (ccRCC) Who Have Received Front-Line Treatment (NCT04300140)

Neil J. Shah[1], Matthew T. Campbell[2], Shifeng S. Mao[3], Moshe C. Ornstein[4], Naomi B. Haas[5], Xin Gao[6], Hans J. Hammers[7], Holavanahalli Keshava-Prasad[8], Hongxia Yan[9], Vanessa Esquibel[9], Gail McIntyre[9], Robert B. Geller[9], Brian Rini[10], Martin Voss[1], Katy Beckermann[10]

[1]Memorial Sloan Kettering Cancer Center, New York, NY; [2]The University of Texas MD Anderson Cancer Center, Houston, TX; [3]Allegheny Health Network Cancer Institute, Pittsburgh, PA; [4]Cleveland Clinic Cancer Center, Cleveland, OH; [5]Abramson Cancer Center, University of Pennsylvania, Philadelphia, PA; [6]Massachusetts General Hospital, Boston, MA; [7]UT Southwestern Kidney Cancer Program, Dallas, TX; [8]Comprehensive Cancer Centers, Las Vegas, NV; [9]Aravive, Inc., Houston, TX; [10]Vanderbilt-Ingram Cancer Center, Nashville, TN

BACKGROUND

- AXL is up regulated by hypoxia-inducible factor-1 signaling in von Hippel Lindau (VHL)–deficient hypoxic tumor cells and plays a critical role in the metastatic phenotype.
- Batiraxcept is a recombinant fusion protein containing an extracellular region of human AXL combined with the human immunoglobulin G1 heavy chain (Fc), demonstrating highly potent and specific AXL inhibition.



- Cabozantinib after IO-TKI failure in advanced ccRCC in prospective and retrospective studies demonstrated an ORR of 15 – 32.5% with a median PFS of 3.7 – 7.3 months.[1,2,3,4]

PHASE 1b STUDY DESIGN

Batiraxcept at doses of 15 and 20 mg/kg IV, in combination with cabozantinib 60 mg daily was evaluated using a 3+3 dose escalation design in patients with advanced, second line (2+) ccRCC as supported by the safety profile and pharmacokinetic (PK) modelling.(5)

Phase 1b Study Objectives

- Primary: safety, tolerability and identification of the recommended phase 2 dose (RP2D)
- Secondary: assessment of antitumor activity
- Exploratory: Biomarker defined as baseline serum soluble AXL (sAXL)/GAS6 used to evaluate the correlation with ORR retrospectively.

Phase 1b Key eligibility criteria

- Advanced or metastatic ccRCC
- Progression on or after at least one prior line of therapy
- Prior cabozantinib is excluded

Batiraxcept IV, every 2 weeks
3+3 dose escalation design
15 mg/kg, N=16
20 mg/kg, N=10
+
Cabozantinib, 60 mg oral, daily

PHASE 1b STUDY RESULTS

As of 17-January-2023, Phase 1b completed enrollment with 26 patients with a median follow-up of 13.5 months (range 3.2 – 20.7 months):

- Cabozantinib dose reductions occurred in 46.2% (12/26) of patients overall; median cabozantinib dose intensity was 40.2 mg/day, range 15.6 – 60 mg/day
- Clinical results by biomarker status were determined as a threshold value (> 2.1) that differentiated ORR (Table 4)

Batiraxcept Q2W demonstrated clear PK-PD (GAS6) and exposure-response (PFS) relationships:

- All post-dose serum GAS6 levels were suppressed below the level of quantitation in 25/26 patients (1 patient had no post-dose result)
- A minimally efficacious concentration (MEC) of batiraxcept was determined to be > 12.2 mg/L; 19/26 patients achieved Cycle 1 Day 15 (no difference between 15 or 20 mg/kg)

Table 1 Patient Characteristics	All Patients N = 26 (%)	15 mg/kg N = 16 (%)	20 mg/kg N = 10 (%)
Median age in years (range)	60 (40 - 81)	61 (40 - 78)	59 (42 - 81)
Sex (Male)	22 (85)	13 (81)	9 (90)
Race (Caucasian, Others)	24 (92), 2 (8)	14 (88), 2 (13)	10 (100)
Ethnicity (Hispanic, Not)	1 (4), 24 (92)	1 (6), 14 (88)	0 (0), 10 (100)
ECOG (0, 1)	13 (50), 13 (50)	10 (63), 6 (38)	3 (30), 7 (70)
1, 2, 3+ lines of prior therapy	17 (65), 5 (19), 4 (16)	10 (63), 3 (19), 3 (19)	7 (70), 2 (20), 1 (10)
IMDC risk: Favorable, Intermediate, Poor	5 (19), 16 (62), 5 (19)	3 (19), 11 (69), 2 (13)	2 (20), 5 (50), 3 (30)
Prior VEGF-TKI	14 (54)	9 (56)	5 (50)
Prior IO	26 (100)	16 (100)	10 (100)
Nivolumab/Ipilimumab	14 (54)	8 (50)	6 (60)
Nivolumab monotherapy	2 (8)	2 (13)	0 (0)
Pembrolizumab/Axitinib	8 (31)	5 (31)	3 (30)

IMDC = International Metastatic Renal Cell Carcinoma Database Consortium; IO = immunotherapy.
VEGF-TKI = vascular endothelial growth factor tyrosine kinase inhibitor

SAFETY DATA

Safety profile between 15 mg/kg and 20 mg/kg dose levels is consistent with prior studies

Table 2 Batiraxcept Related Adverse Events Assessed by Investigator	All Patients N = 26 (%)	15 mg/kg N = 16 (%)	20 mg/kg N = 10 (%)
All Grade Related AE	26 (100)	16 (100)	10 (100)
Grade 3 or 4 Related AE	5 (19)	3 (19)	2 (20)
All Grade Related SAE	1 (4)	0	1 (10)

Figure 1 RELATED ADVERSE EVENTS (≥ 25%)



EFFICACY DATA

85% (22/26) of patients had reduction in target lesions at the 8-week response assessment. 58% (15/26) of patients achieved a better response than they did on prior therapy

Figure 2 BEST CONFIRMED OVERALL RESPONSE WITH BIOMARKER HIGH STATUS (N=26)



Figure 3 DURATION OF RESPONSE WITH BIOMARKER STATUS (N=26)



Figure 4 PROGRESSION-FREE SURVIVAL BY PRIOR VEGF-TKI (N=26)



Table 3 Best Overall Response by Investigator per RECIST v1.1	P1b Overall (N=26)	VEGF-TKI=Yes (N=14)	VEGF-TKI=No (N=12)
Partial Response	11 (42%)	8 (57%)	3 (25%)
Stable Disease	10 (39%)	4 (29%)	6 (50%)
Progressive Disease	4 (15%)	1 (7%)	3 (25%)
Not Evaluable	1 (4%)	1 (7%)	0
Progression-Free Survival VEGF-TKI			
Censor (n), Events (n)	8, 18	6, 8	2, 10
Median PFS (95% CI)	9.3 (7.3, 11.4)	11.4 (5.8, NE)	9.2 (3.7, 9.3)

Table 4 CLINICAL ACTIVITY BY BIOMARKER STATUS	
Best Overall Response Assessed by Investigator per RECIST	**All Patients* N = 25 (%)**
PR in Biomarker Low (sAXL/GAS6)	0/5 (0)
PR in Biomarker High (sAXL/GAS6)	11/20 (55)
9-Month Progression-Free Survival Overall	65
PFS Biomarker High Subgroup (n=20)	68
PFS Prior VEGF-TKI, Biomarker High Subgroup (n=12)	75

*One patient dosed at 20 mg/kg is missing the biomarker ratio value.
NOTE: PFS are calculated using Kaplan-Meier Product Limit Estimates.

CONCLUSIONS

- **A RP2D of batiraxcept 15 mg/kg with cabozantinib 60 mg maintains an acceptable safety profile and encouraging efficacy in previously treated ccRCC patients. Infusion related reactions were manageable, and no patient required batiraxcept discontinuation.**
- **The addition of batiraxcept to cabozantinib has a greater impact on patients previously treated with IO and VEGF-TKI treatments which will be the target population in Phase 3.**
- **A baseline biomarker appears to have significant predictive value of response (PR of 55% vs 0%); further analysis with the biomarker will be assessed in Phase 2 and Phase 3.(6)**

REFERENCES

American Society of Clinical Oncology Genitourinary 2023

Neil J. Shah, MD, e-mail: shahN6@mskcc.org